Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements Form S-8 (File Nos. 333-267504, 333-248820, 333-230445, 333-182902, 333-168483, 333-168481, 333-164939, 333-160532, 333-145290, 333-127911, 333-114017 and 333-49896), and Form S-1 (File Nos. 333-234712, 333-201334, 333-219589 and 333-278188) of Aethlon Medical, Inc. of our report dated June 27, 2024, before the effects of the adjustments to retrospectively apply the changes in presentation of the Company’s segment disclosure described in Notes 1 and 9 and the effects of the 1-for-8 reverse stock split described in Note 4, relating to the consolidated financial statements of Aethlon Medical, Inc. as of and for the year ended March 31, 2024, which appears in this Form 10-K for the year ended March 31, 2025. Our report contains an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ Baker Tilly US, LLP

San Diego, California

June 26, 2025

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